Exhibit 10.18

Note: Certain portions have been omitted from this Agreement in accordance with a request for confidential treatment submitted to the Securities and Exchange Commission. Omitted information has been replaced with an asterisk. Omitted information has been filed separately with the Securities and Exchange Commission.

RATE PER FLIGHT HOUR AGREEMENT

FOR

LEAP-1A

ENGINE SHOP MAINTENANCE SERVICES

BETWEEN

CFM INTERNATIONAL, INC.

AND

AVIANCATACA HOLDING S.A.

Service Agreement Number: 1-2887169891

Dated: February 6, 2013

PROPRIETARY INFORMATION NOTICE

The information contained in this document is CFM International, Inc. (“CFM”) and AVIANCATACA HOLDING S.A. (“AVIANCATACA”) Proprietary Information and is disclosed in confidence. It is the property of the Parties and will not be used, disclosed to others or reproduced without the express written consent of the Parties. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document will appear in any such reproduction. U.S. export control laws may also control the information contained in this document. Unauthorized export or re-export is prohibited.

SGR/10521962.2

TABLE OF CONTENTS

1.0	DEFINITIONS	3

2.0	SCOPE OF THE SERVICE AGREEMENT	3

3.0	TERM OF THE SERVICE AGREEMENT	3

4.0	ENGINES AND OPERATING PARAMETERS	3

5.0	CFM SERVICE PROGRAM	4

6.0	[*]	5

7.0	[*]	7

8.0	[*]	8

9.0	[*]	8

10.0	[*]	8

11.0	[*]	9

12.0	[*]	9

13.0	COMMUNICATION	10

14.0	GENERAL TERMS AND CONDITIONS	10

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

THIS RATE PER FLIGHT HOUR AGREEMENT FOR ENGINE SHOP MAINTENANCE SERVICES (“Service Agreement”) is made this 6th day of February, 2013, by and between AviancaTaca Holding S.A., a company duly organized under the laws of Panama having a principal place of business at Centro Administrativo, Avenida El Dorado, Bogota, Colombia (“AVIANCATACA”), and CFM International, Inc., having its principal place of business at 6440 Aviation Way, West Chester, Ohio 45069 USA (“CFM”), (each a “Party” and collectively referred to herein as “Parties”).

WHEREAS, AVIANCATACA desires to enter into the Service Agreement with CFM whereby CFM will perform or cause to be performed the maintenance, repair, and overhaul of certain LEAP-1A engines operated by AVIANCATACA (“MRO”).

WHEREAS, CFM agrees to provide or cause to be provided such MRO services.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows:

1.0	DEFINITIONS

Capitalized terms used in this Service Agreement and not otherwise defined have the meanings set forth in Exhibit A.

2.0	SCOPE OF THE SERVICE AGREEMENT

This Service Agreement contains the terms and conditions applicable to the sale by CFM and the purchase by AVIANCATACA of the CFM Service Program.

The Engines covered by this Service Agreement are described in Article 4.

CFM will provide the Covered Services on the basis of a combination of a Popular Rate and a Restored Rate per Engine Flight Hour covering each Engine for a period of fifteen (15) years from the date of each Engine delivery to AVIANCATACA.

[*]

•

At the time of a Qualified Shop Visit, by multiplying a Restored Rate per Engine Flight Hour by the Engine Flight Hours accumulated from Entry Into Service or since the last Qualified Shop Visit for that Engine.

During the term of this Service Agreement, CFM shall be the exclusive provider of the CFM Service Program and all Parts installed into Engines for Covered Services.

3.0	TERM OF THE SERVICE AGREEMENT

This Service Agreement will commence on the date of execution of this Service Agreement, (the “Commencement Date”). Each Engine will be covered by this Service Agreement for the period beginning on the delivery date of such Engine to AVIANCATACA and covered for a period of fifteen (15) years, as specified in Exhibit B.

[*].

4.0	ENGINES AND OPERATING PARAMETERS

The Engines covered by this Service Agreement and the base operating parameters are set forth on Exhibit B.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

5.0	CFM SERVICE PROGRAM

5.1	Covered Services

5.1.1	[*]

[*]

An Engine Delivered by AVIANCATACA against or without the advice and consent of the CFM Program Manager or his delegate will not initially be considered a Qualified Shop Visit, and the shop visit will be charged to AVIANCATACA as Supplemental Services, unless it is determined after Delivery that the Engine qualifies. A shop visit will not be considered a Qualified Shop Visit if the Engine has been operated outside of applicable AMM instructions or limits or in conflict with applicable on-wing maintenance manuals, or has not undergone appropriate troubleshooting per CFM’s written recommendations under applicable manuals. Furthermore, for shop visits to be qualified requires AVIANCATACA to comply with CFM’s recommended requirements for a core water wash program as directed by the CFM Program Manager.

[*]:

a.	[*]

b.	[*]

c.	[*]

d.	[*]

e.	[*]

f.	[*]

g.	[*]

h.	Correction of Major FOD, which shall include all labor, materials and parts necessary to return the Engine to Serviceable condition, where an Engine or module requires Services for, or as a result of Major FOD, up to a maximum amount for each Engine equal to the lesser of any insurance deductible covering such Major FOD event or five hundred thousand U.S. Dollars (U.S. $500,000.00)).

i.	For Engines undergoing a shop visit initiated by a requirement for Supplemental Services to be performed, restoration and parts replacement which would have been performed as Covered Services had the event or condition which initiated the requirement for Supplemental Services not occurred, will nevertheless be performed as Covered Services and AVIANCATACA will pay applicable Rates.

5.1.2	[*]

5.1.3	Engine Management Services and Diagnostic Services

CFM will provide the following diagnostics services:

a.	Engine condition data will be automatically processed by diagnostics software 24 hours a day, 7 days a week (“24x7”) when received at the designated CFM facility. CFM will be responsible for operating and maintaining the diagnostics software and the necessary facilities. AVIANCATACA shall have access to the web-based tools for reviewing Engine condition data and assessing Engine health.

b.	Customer Notification Reports (“CNR”) for Engine condition monitoring trend shift observation, including engineering review, analysis, and recommendations will be provided to AVIANCATACA, as requested by AVIANCATACA, on a 24x7 basis.

c.	Monthly Engine thrust derate report.

d.	Access to diagnostics engineers for Engine diagnostic support and consultation as required.

e.	Periodic teleconference to review reports and program status.

f.	Weekly engine health trend summary and analysis reports.

AVIANCATACA acknowledges and agrees that any such information provided to AVIANCATACA by CFM for use in troubleshooting and managing operations is, for regulatory purposes, advisory only, that CFM is not responsible for line maintenance or other actions or consequences resulting from such advice, and for purpose of compliance with AAA requirements, AVIANCATACA is solely responsible for identifying and resolving any aircraft or Engine faults or adverse trends.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

5.1.4	[*]

A.	[*]

B.	[*]

[*] may be amended from time to time (the “IATA Master”) together with a lease agreement substantially in the form of Annex 2 thereto incorporating, subject to the terms and conditions contained in such lease agreement, the terms of the IATA Master.

C.	[*]

D.	Sole Remedy:

The foregoing provisions of this Paragraph 5.1.4 will constitute the sole remedy of AVIANCATACA and the sole liability of CFM for lease engine availability and resolution of AOG conditions under this Service Agreement.

5.2	Additional Services

5.2.1	[*]

5.2.2	CFM Engineering Support Services

CFM will provide the following engineering support services:

a.	Notify AVIANCATACA of any deviations from the configuration specification of Engines Delivered for Service, and request resolution of same.

b.	Provide an Engine findings report (which may include photographs identifying damage detected and repairs) accomplished.

c.	Consultation on trend reports.

d.	Advice covering Engine enhancements.

e.	CFM will work with AVIANCATACA in inspection of records for used engines being considered by AVIANCATACA for acquisition and shop visit development for return of leased engines, but AVIANCATACA shall be solely responsible for making the final determination as to the quality of the used engines.

5.3	[*]

[*]

6.0	[*]

6.1	CFM Fulfillment

CFM may in CFM’s sole discretion delegate to or purchase from any CFM Designated Repair Station, provided the applicable CFM Designated Repair Station has been approved by AVIANCATACA and added into AVIANCATACA’s AAA approved maintenance program, such approval and addition not to be unreasonably withheld, part or all of any obligation, right or benefit of CFM for the performance of the CFM Service Program in conformance with the Repair Specification. CFM shall cooperate with AVIANCATACA to minimize the burden and expense of adding and approving such DRS to AVIANCATACA’s approved vendors list, and to provide the information required to obtain approval from the Aviation Authorities.

CFM will provide the requirements of the Repair Specification to the CFM Designated Repair Station and allow AVIANCATACA reasonable access to such facilities to perform its duties as the AVIANCATACA operator certificate holder.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

The CFM Designated Repair Station shall be any CFM overhaul facility designated by CFM and listed in Exhibit H and approved by AVIANCATACA as specified above. In the event the CFM Designated Repair Station loses its applicable AAA certifications to perform Services, CFM will direct such DRS to cease work immediately on all AVIANCATACA Equipment until such certification is restored. CFM may designate an alternate CFM Designated Repair Station and transport the Equipment to such alternate DRS at no cost and expense to AVIANCATACA. AVIANCATACA shall maintain approvals and qualifications at both GE Engine Services and Snecma facilities. Should CFM change the DRS, AVIANCATACA’s obligations under this Agreement, including transportation expenses, will be no greater than if such Services were performed at the original DRS.

6.2	Procedure

a)	AVIANCATACA shall Deliver the Engine to the CFM Designated Repair Station.

b)	AVIANCATACA shall issue a purchase order to CFM and CFM shall accept the purchase order to the extent it complied with this Service Agreement, CFM shall process the performance of the Services in accordance with the AVIANCATACA requirements specified in such purchase order, provided that, in any event, any conflicting terms and conditions of this Service Agreement shall take precedence over any terms and conditions set forth on such purchase order or CFM acceptance document.

c)	AVIANCATACA shall provide all applicable Engine records, as required by the AAA or as reasonably requested by CFM, and the shop visit data listed in Exhibit C to the extent that the data is not otherwise available to CFM.

d)	Following Delivery of each Engine at the CFM Designated Repair Station, together with the documents described in Paragraphs (b), and (c) above, CFM shall diligently perform or cause to be performed the Induction of the Engine and shall proceed with the Services requested by such purchase order in accordance with Paragraph (b) above.

e)	CFM will inform AVIANCATACA as to whether the shop visit meets the criteria for a Qualified Shop Visit within a commercially reasonable period of time, not to exceed two (2) weeks after Induction of the Engine.

f)	Upon Induction, CFM will notify AVIANCATACA of any components or LRU’s missing from the Engine. CFM will replace such missing items at AVIANCATACA’s expense as Supplemental Services, unless (i) AVIANCATACA notifies CFM in writing within forty eight (48) hours after receiving CFM’s notice that AVIANCATACA wishes to furnish such missing items; and (ii) AVIANCATACA delivers such missing items to the CFM Designated Repair Station within three (3) weeks.

g)	CFM shall Redeliver a Serviceable Engine to AVIANCATACA.

h)	CFM will prepare and package the Serviceable Engine in shipping stands or containers provided by AVIANCATACA at the time of Delivery in accordance with CFM’s standard commercial practices.

i)	CFM shall provide AVIANCATACA with copies of all work records required by AAA as agreed to in writing by CFM and AVIANCATACA.

j)	CFM shall use only CFM approved parts, materials and published repairs; CFM may not use any non-OEM repairs without AVIANCA/TACA’s prior approval, which may be withheld for any reason. Any deviations from this requirement will require AVIANCATACA’s approval in advance of fitment to the Engine. For parts that are typically time tracked during the course of an overhaul, no replacement part may have a TSN which exceeds the TSN of the Engine in which it is to be installed or of the part which it is replacing. Any replacement part must have a modification and SB status at least as high as that of the part which it is replacing.

6.3	Workscope and Repair Specification

At least thirty (30) Days in advance of the Delivery, for scheduled Shop Visits with a routine Workscope, and upon Induction of the Engine in all other cases, CFM will prepare a preliminary Workscope based on its analysis of such Engine’s trends, AD requirements and any requests from AVIANCATACA, and provide a copy of such Workscope to AVIANCATACA. CFM may recommend amendment to the Repair Specification and recommend inclusion in preliminary Workscopes to include reliability and performance enhancements and AAA-approved repairs during the Term hereof to improve Engine operating characteristics and incorporate OEM-approved repairs, subject to

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

AVIANCATACA’s comments and approval which, provided there is no cost or operational impact, will not be unreasonably withheld, conditioned or delayed. The final Workscope must be approved in writing by AVIANCATACA before restorative Services commence. Any changes or amendments to the Repair Specification will be mutually agreed by the Parties and may, to the extent requested by AVIANCATACA, result in an adjustment in the pricing set forth in Article 7.

LLP Minimum Build for Performance Restoration Shop Visits will be 8000 cycles for LEAP-1A24, 7000 cycles for LEAP-1A26 and LEAP-1A32, and any LLP which do not meet such minimum build shall be replaced by new Parts.

Engines already qualified for the TRUEngine program that are maintained under this Service Agreement will maintain their TRUEngine status. Other engines added to the Service Agreement will be added to the TRUEngine program upon meeting qualification requirements as the result of Services and inspections performed during this Service Agreement.

CFM may propose, subject to agreement by AVIANCATACA and/or its lessors, to replace an Engine with a new or used engine for either program or commercial reasons. Any such replacement engine shall be in a similar or higher configuration as the removed Engine.

AVIANCATACA acknowledges that CFM does not have information regarding non-CFM approved material and repairs and their design characteristics, manufacturing, material or any potential system effects arising from their use and maintenance. AVIANCATACA further acknowledges that CFM, as the OEM of the Engine, only has knowledge and expertise on the components and repairs CFM has developed within the whole Engine, taking into account the system effects environment and continued airworthiness support.

Accordingly, AVIANCATACA recognizes and agrees that CFM is not able to make technical assessments or recommendations with respect to non-CFM approved material and repairs, nor support or maintain such materials or repairs. The terms and conditions of the Services reflected in the present Service Agreement are predicated on CFM’s capabilities as described above.

6.4	[*]

6.5	[*]

In the event an Engine is Delivered with parts or components or QEC equipment in addition to the basic configuration, such Engine shall be Redelivered in the same configuration as Delivered, unless otherwise mutually agreed by the Parties. Any work performed to return such parts or components or QEC equipment in a Serviceable condition will be charged to AVIANCATACA as Supplemental Services.

The Engine Redelivered to AVIANCATACA will have incorporated Airworthiness Directives and CFM Service Bulletins as specified in Article 5.1.1.

To the extent allowed under Article 6.2, CFM may elect to use used Rotable Parts, and/or repaired parts in Serviceable condition in Engines Redelivered to AVIANCATACA, and such Rotable Parts, and/or repaired parts will be a CFM part of similar configuration as the parts in the Engine Delivered to CFM.

6.6	[*]

7.0	[*]

7.1	* [Two pages have been omitted in accordance with a request for confidential treatment.]

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

7.2	[*]

7.3	[*]

In the event of termination of this Service Agreement due to any reason other than the material breach by CFM, such credits will be cancelled and any amount issued and applied as of the time of termination shall be refunded to CFM by AVIANCATACA within thirty (30) Days of termination of this Service Agreement.

8.0	[*]

8.1	[*]

8.2	[*]

8.2.1	[*]

8.3	[*]

9.0	[*]

9.1	[*]

9.1.1	[*]

9.1.2	[*]

9.2	[*]

9.3	[*]

9.4	[*]

10.0	[*]

10.1	[*].

10.2	Packaging

AVIANCATACA is responsible for all packaging, labeling and associated documentation of the Engine at Delivery, in accordance with the International Civil Aviation Organizations (ICAO) Technical Instructions for the Safe Transport of Dangerous Goods by Air, and if the Engine is to be transported over the United States of America, the US Department of Transport Regulations 48 CFR 171-180. If required by applicable law or regulations, AVIANCATACA will further provide a material safety data sheet to CFM at Delivery of the Engine indicating any substances contained within the Engine to be consigned. AVIANCATACA will indemnify, defend and hold harmless CFM from all or any claims, liabilities, damages, judgments, costs, penalties, fines and/or any punitive damages imposed, alleged, or assessed by any third party against CFM and caused by and to the extent of AVIANCATACA’s non-compliance with this Article 10.2.

10.3	Shipping Stands

AVIANCATACA will provide and maintain all shipping stands, shipping containers, mounting adapters, inlet plugs and covers, required to package the Engine for Delivery and Redelivery.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

10.4	Redelivery

After completion of Services, CFM will prepare and package the Engine for Redelivery to AVIANCATACA and provide a Services records package that complies with AAA regulations.

Redelivery dates are based upon receipt by CFM of all information necessary to permit CFM to proceed with the Services immediately and without interruption.

In the event Redelivery of an Engine cannot occur due to any act or failure to act by AVIANCATACA, CFM may place such Engine into storage. In such event, CFM will notify AVIANCATACA and CFM’s Redelivery obligations will be deemed fulfilled and all risk of loss or damage to the Engine shall pass to AVIANCATACA on the date of such storage. Any amounts payable to CFM upon Redelivery will be payable thirty (30) days after the date of CFM’s invoice. Promptly upon receipt of CFM’s invoice, AVIANCATACA will reimburse CFM for all expenses incurred by CFM, including, but not limited to, preparation for and placement into storage, handling, inspections, preservation and insurance of the Engine. Upon payment of all amounts due hereunder, CFM will assist and cooperate with AVIANCATACA in the removal of Engine that has been placed in storage.

AVIANCATACA will indemnify, defend and hold harmless CFM from all or any claims, liabilities, damages, judgments, costs, penalties, fines and/or any punitive damages imposed, alleged, or assessed by any third party against CFM and caused by and to the extent of AVIANCATACA’s non-compliance with this Article 10.4.

11.0	[*]

11.1	[*]

11.2	[*]

11.3	[*]

12.0	[*]

12.1	[*]

12.2	Removal of Engines

AVIANCATACA may remove an Engine from this Service Agreement upon advance written notice, only if AVIANCATACA is no longer operating the Engine and is no longer responsible for maintenance of the Engine for the following reasons:

a.	Bona fide sale or other bona fide transfer to an unaffiliated third party;

b.	An unplanned return to the lessor; or

c.	If the Engine has been reasonably determined to be BER.

In all cases of Engine removal, provided that AVIANCATACA is in compliance with Article 6.6, AVIANCATACA may select which Engine will be removed, provided that the engine(s) being removed is representative of a fleet average engine, unless AVIANCATACA’s lessor dictates otherwise.

Any Engine removal will be subject to the reconciliation provisions set forth below.

12.2.1	Reconciliation. The following applies to Engines removed as a result of a removal per Paragraph (a), (b) or (c) above:

a.	If a removed Engine has not undergone a Qualified Shop Visit for Covered Services, no penalties nor reconciliation will apply. CFM will retain the Popular Rate billings through the date of removal.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

b.	If a removed Engine has undergone at least one (1) Performance Restoration Shop Visit for Covered Services, no penalties nor reconciliation will apply. CFM will retain the Popular Rate billings through the date of removal.

c.	If a removed Engine has undergone at least one Qualified Shop Visit for Covered Services, but not a Performance Restoration Shop Visit, CFM will calculate the total cumulative charges for all Covered Services provided for such removed Engine as if such Services were provided on a Supplemental Services basis and the Supplemental Services pricing had applied (“Supplemental Charges”). CFM will then compare such Supplemental Charges to the total cumulative Restored Rate Covered Services payments received from AVIANCATACA for such removed Engine. If the Supplemental Charges are greater than the total cumulative Restored Rate Covered Services payments received from AVIANCATACA, CFM will invoice AVIANCATACA for the difference, together with a detailed explanation of the calculations reflected in such invoice. AVIANCATACA will pay such invoice within thirty (30) Days of receipt. If the Supplemental Charges are less than the total cumulative Restored Rate Covered Services payments received from AVIANCATACA, CFM will credit to AVIANCATACA within thirty (30) Days the difference between the total cumulative Restored Rate Covered Services payments received from AVIANCATACA and the Supplemental Charges. CFM will retain the Popular Rate billings through the date of removal.

12.2.2	Impact of Removals. CFM will evaluate the effect of the removal from the Service Agreement of more than forty percent (40%) of the Engines from the AVIANCATACA fleet on the Rate Per Flight Hour pricing, taking into consideration effects on the fleet size, age and condition of the Engines. CFM may adjust the Rate Per Flight Hour pricing accordingly if the number of Engines covered by the Service Agreement decreases to less than sixty percent (60%) of the total fleet of Engines operated by AVIANCATACA, without taking into account any engines that are added to the program in accordance with Article 12.1. In such event, the adjusted Rate Per Flight Hour pricing will be mutually agreed and the Service Agreement will be amended accordingly. AVIANCATACA will pay the adjusted Rate Per Flight Hour pricing for all EFH incurred by all Engines that remain covered by the Service Agreement from the date of the Engine removal that triggered the rate adjustment.

In the event the Parties do not agree on the adjusted Rate Per Flight Hour pricing within ninety (90) Days from the date of the Engine removal that triggered the rate adjustment, CFM may terminate this Service Agreement upon written notice to AVIANCATACA.

13.0	COMMUNICATION

CFM will assign a program manager who will be the point of contact for AVIANCATACA with respect to implementation of the CFM Service Program (“CFM Program Manager”).

AVIANCATACA will also designate a point of contact to communicate with the CFM Program Manager.

The CFM Program Manager will:

a.	Draft a Procedures Manual and submit it to AVIANCATACA for mutual approval;

b.	Work with the AVIANCATACA, on a monthly basis, to develop a Removal Schedule which will identify by serial number the Engine(s) to be removed during the following six (6) month period, the anticipated reason for removal of each, and the schedule for Delivery.

14.0	GENERAL TERMS AND CONDITIONS

General terms and conditions provided in Exhibit I are an integral part of this Service Agreement.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

Counterparts: This Service Agreement may be signed by the Parties in separate counterparts, and any single counterpart or set of counterparts, when signed and delivered to the other Parties shall together constitute one and the same document and be an original Service Agreement for all purposes.

IN WITNESS WHEREOF, the Parties hereto have executed this Service Agreement as of the day and the year first above written.

CFM INTERNATIONAL, INC.

BY:

PRINTED NAME:

TITLE:

AVIANCATACA HOLDING S.A.

BY:

PRINTED NAME:

TITLE:

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

EXHIBITS

EXHIBIT A:	DEFINITIONS

EXHIBIT B:	[*]

EXHIBIT C:	[*]

EXHIBIT D:	[*]

EXHIBIT E:	[*]

EXHIBIT F:	[*]

EXHIBIT G:	[*]

EXHIBIT H:	[*]

EXHIBIT I:	GENERAL TERMS AND CONDITIONS

EXHIBIT J:	[*]

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

EXHIBIT A: DEFINITIONS

Capitalized terms used herein but not otherwise defined have the following meanings:

“Act of God” - An event that directly and exclusively results from the occurrence of natural causes beyond the reasonable control of the Parties.

“Additional Services” - The Services described in Article 5.2.

“Aircraft Accident” - An occurrence caused by the operation of an aircraft in which any person suffers a fatal injury or serious injury as a result of being in or upon the aircraft or by direct contact with the aircraft or anything attached to the aircraft, or in which the aircraft receives damage or a third party’s property is damaged in any way.

“Aircraft Incident” - An occurrence, other than an Aircraft Accident, caused by the operation of an aircraft that affects or could affect the safety of operations and that is investigated and reported.

“Airworthiness Directive” or “AD” - A document issued by the AAA having jurisdiction over the Engines, identifying an unsafe condition relating to such Engines and, as appropriate, prescribing inspections and the conditions and limitations, if any, under which the Engines may continue to operate.

“AMM” - Aircraft Maintenance Manual.

“Approved Aviation Authority” or “AAA” - As applicable, the FAA, EASA, the Aeronáutica Civil of Colombia, Dirección General de Aviación Civil of Ecuador, Autoridad de Aviacion Civil of El Salvador, Directorate General of Civil Aviation of Costa Rica or Dirección General de Aeronáutica Civil del Peru.

“Beyond Economic Repair” or “BER” - When the cost, calculated on a Supplemental Services basis, to restore an Engine to the requirements of the Repair Specification exceeds sixty five percent (65%) of the fair market value of a comparable Serviceable engine.

“CFM Designated Repair Station” or “CFM DRS” or “DRS” - The repair facilities designated by CFM, which are certified by the AAA to perform the Services hereunder and where Services are performed on Engines.

“CFM Program Manager” - Has the meaning provided in Article 13.

“CFM Service Program” - All off-wing work required on an Engine to restore the Engine to Serviceable condition in accordance with the Repair Specification, the Workscope and the terms of this Service Agreement, including Supplemental Services.

“CLP” - The manufacturer’s Current catalog or manufacturer’s Current list price pertaining to a new Engine or part thereof.

“Commencement Date” - Has the meaning provided in Article 3.

“Contracted Months” - Has the meaning provided in Article 7.3.

“Covered Services” - The Services described in Article 5.1.

“Current” - As of the time of the applicable Service or determination.

“Day” - Calendar day unless expressly stated otherwise in writing. If performance is due on a public holiday recognized by the CFM DRS, performance will be postponed until the next business day (Monday through Friday).

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

“Delivery” - The arrival of an Engine together with all applicable records and required data Delivery Duty Paid (“DDP”), International Chamber of Commerce, Incoterms 2010, at the CFM Designated Repair Station, whereby AVIANCATACA fulfills the obligations of seller and CFM fulfills the obligations of buyer. “Deliver” will mean the act by which AVIANCATACA accomplishes Delivery.

“Delivery Point” - in the case of Flightline LRU Support, means the CFM facility located in Villaroche, France.

“Dollars” or “U.S. $” - The lawful currency of the United States of America.

“EASA” - the European Aviation Safety Authority,

“Engine” - Each bare engine assembly or, as applicable, Engine module, which is covered by this Service Agreement and identified in Exhibit B, including its essential components as described in Exhibit F.

“Engine Flight Hour” or “EFH” - Engine flight hour expressed in hourly increments of aircraft flight from wheels up to wheels down.

“Entry Into Service” - The date when the Engine is delivered to AVIANCATACA by the airframer or by CFM, as a New Engine.

“FAA” - Federal Aviation Administration of the United States

“FIM” - Fault Isolation Manual.

“Foreign Object Damage” or “FOD” - Damage to any portion of the Engine caused by impact with or ingestion of a non-Engine object such as birds, stones, hail, ice, vehicles, tools or debris. FOD may be further classified as a “Major FOD,” which means FOD that causes an out of limit condition per the Aircraft Maintenance Manual, and which, either immediately or over time, requires the Engine to be removed from service or prevents the reinstallation of the Engine.

“GTA” - the General Terms Agreement between CFM and AVIANCATACA, No. CFM-1-2887169891, dated February 6, 2013.

“IATA Master” - Has the meaning provided in Article 5.1.4.

“Induction” - The date work commences on the Engine at the CFM Designated Repair Station when all of the following have taken place: (i) CFM’s receipt of the Engine and required data, (ii) Parties’ approval of the preliminary Workscope, (iii) CFM’s receipt of an acceptable purchase order, (iv) Parties’ agreement on use of the AVIANCATACA furnished equipment; and (v) receiving inspection (including pre-testing if needed).

“Life Limited Part” or “LLP” - A part with a limitation on use established by CFM or the AAA, stated in cumulative EFH or cycles.

“LLP Minimum Build” - The minimum quantity of cycles and/or hours that every LLP must have at the completion of a Performance Restoration Shop Visit. The LLP Minimum Build shall be the threshold used to determine which LLP are replaced at a Performance Restoration Shop Visit.

“Line Replaceable Unit” or “LRU” - A major control or accessory that is mounted on the external portion of an Engine, as listed in Exhibit F.

“MRO” shall have the meaning provided in the recitals.

“New Engine” - An Engine which has not undergone a shop visit, which has less than one hundred (100) EFH since new and which contains only CFM approved parts and CFM approved repairs.

“On-Site Support” or “OSS” - Has the meaning provided in Article 5.2.1.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

“Part” - A part originally sold by CFM.

“Performance Restoration Shop Visit” - The Services, performed during a shop visit in which, at a minimum, the following modules are exposed, disassembled and subsequently refurbished: the high-pressure turbine, combustor and the high pressure compressor, if required to retain the performance of the high-pressure compressor. If the LLP core stack is replaced, it is considered a Performance Restoration Shop Visit.

“Pool” - means the collective reference to Serviceable LRU necessary for Standard Exchange as listed in Exhibit J.

“Popular Rate” or “Popular Rate per Engine Flight Hour” - The Popular Rate per Engine Flight Hour provided in Article 5.1 and priced in accordance with Article 7.1.

“Primary Hub” - The main airport where AVIANCATACA performs the majority of its engine removal off wing.

“Procedures Manual” - A separate document, not part of this Service Agreement, which provides detailed procedures and guidance for the administration of the Service Agreement. In case of conflict between the Procedures Manual and the Service Agreement, the Service Agreement will prevail.

“Qualified Shop Visit” - Has the meaning provided in Article 5.1.1.

“QEC” - Quick Engine Change.

“Rate” or “Rate Per Engine Flight Hour” - The rate for Covered Services or Additional Services as set forth in Article 7.

“Redelivery” - The shipment of a Serviceable Engine with legally required certifications, Ex Works, International Chamber of Commerce, Incoterms 2010, at the CFM Designated Repair Station, whereby AVIANCATACA fulfills the obligations of buyer and CFM fulfills the obligations of seller. “Redeliver” will mean the act by which CFM completes Redelivery.

“Removal Schedule” - The schedule jointly developed by CFM and AVIANCATACA for Engine removal off wing for Services or Engine removal from operation.

“Repair” - In the case of Flightline LRU Support, means the disassembly, inspection, repair, reassembly and test when applicable, of an LRU in accordance with the applicable CFM shop manual and/or documents (such as vendor’s CMM) approved and authorized by the EASA or FAA, as applicable.

“Repair Specification” - The AVIANCATACA repair specification which establishes the minimum baseline to which an Engine or part thereof will be inspected, repaired, modified, reassembled and tested to make and Engine Serviceable. Such Repair Specification will meet or exceed the recommendations of CFM’s operational specifications, applicable CFM maintenance or overhaul manuals and AVIANCATACA’s maintenance plan that has been approved by the AAA.

“Repairable” - Capable of being made Serviceable.

“Restored Rate per Engine Flight Hour” or “Restored Rate” - Services provided pursuant to Article 5.1 and priced in accordance with Article 7.1.

“Rotable Part” - A new or used Serviceable Part drawn from a common pool of Parts used to support one or more customers. A Rotable Part replaces a similar Part removed from an Engine when such removed Part requires repair.

“Service(s)” - With respect to an Engine or part thereof, all or any part of those maintenance, repair and overhaul services provided under this Service Agreement as either Covered Services or Supplemental Services. “Serviced” will be construed accordingly.

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“Service Agreement” - This Service Agreement, as the same may be amended or supplemented from time to time, including all its Exhibits.

“Service Bulletin” or “SB” - The document as issued by CFM to notify the operator of modifications, substitution of parts, special inspections, special checks, or conversion of an Engine from one model to another.

“Service Credit” - Credits that may be applied towards payment for Services, as described in Article 7.3.

“Serviceable” - Meeting all CFM and AAA specified standards for airworthiness.

“Standard Exchange” - In the case of Flightline LRU Support, means any exchange of Unserviceable equipment with a Serviceable one which is available and fully interchangeable with such Unserviceable equipment.

“Supplemental Charges” - Has the meaning provided in Article 7.2.

“Supplemental Services” - Those Services provided pursuant to Article 5.3.

“Term” - Has the meaning provided in Article 3.

“TSM” - Trouble Shooting Manual.

“TSN” - Time since new

“Turn Around Time” - The number of Days from Induction until the Engine is ready for Redelivery (as evidenced solely by placement of the Serviceable tag or equivalent governing agency compliance tag, on such Engine) exclusive of any Excusable Delays as defined in Exhibit I, Article 4.

“Unserviceable” - Not meeting all CFM and AAA specified standards for airworthiness.

“Used Engine” - An Engine which has undergone a shop visit or which has more than one hundred (100) EFH since new.

“Workscope” - Has the meaning provided in Article 6.3.

“Workscope Planning Guide” - The document published by CFM which describes the “on condition” maintenance concept for the Engines. This document communicates the timing and extent of work required to enable operators to achieve reliability, performance, and maintenance cost goals.

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EXHIBIT B: [*]

*	[Two pages have been omitted in accordance with a request for confidential treatment.]

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EXHIBIT C: SHOP VISIT DATA

•	Engine Operator

•	Engine Model

•	Engine Serial Number

•	Engine Time and Cycles Since New

•	Engine Time and Cycles Since last Shop Visit

•	Shop Visit Rank

•	Reason for Shop Visit

•	Prime cause,

•	Scheduled/unscheduled,

•	More detailed description

•	Engine Airworthiness Directive and/or Services Bulletin status

•	LLP status

•	All Engine information and records, set forth in the Procedures Manual

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EXHIBIT D: [*]

*	[Two pages have been omitted in accordance with a request for confidential treatment.]

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EXHIBIT E: [*]

[*]

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EXHIBIT F: [*]

[*]

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EXHIBIT G: [*]

1. [*]

2. All Other Labor Charges Not Specified in Exhibit G [*]

3. Charges For Parts and Material ([*])
Type Of Material	Price	Handling Fee
New Parts ([*])	[*]	[*]
New Parts ([*])	[*]	[*]
Rotable Parts	[*]	[*]

Type Of Material	Price	Handling Fee
Used Serviceable Parts	[*]	[*]
Subcontracted Services	[*]	[*]

4. Component And Accessories Repair: [*]

5. Test Cell Usage Charges [*]

EXHIBIT G CONTINUED: [*]

1. Basis: [*]

2. [*] [*]

3. [*] [*]

EXHIBIT G CONTINUED: [*]

        [*]

EXHIBIT H: [*]

[*]

CFM reserves the right to make additions or changes to the list of Designated Repair Stations upon written notice to AVIANCATACA. AVIANCATACA shall have the right to approve the alternate Designated Repair Station(s), AVIANCATACA’s approval, not to be unreasonably withheld, conditioned or delayed.

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EXHIBIT I: GENERAL TERMS AND CONDITIONS

Table of Contents

ARTICLE 1	-	LIMITATION OF LIABILITY AND INDEMNIFICATION

ARTICLE 2	-	TERMINATION

ARTICLE 3	-	TAXES

ARTICLE 4	-	EXCUSABLE DELAY

ARTICLE 5	-	PATENTS

ARTICLE 6	-	INFORMATION AND DATA

ARTICLE 7	-	GOVERNMENTAL AUTHORIZATION & EXPORT SHIPMENT

ARTICLE 5	-	WAIVER OF IMMUNITY

ARTICLE 9	-	NOTICES

ARTICLE 10	-	LIENS

ARTICLE 11	-	APPLICABLE LAW - DISPUTE RESOLUTION

ARTICLE 12	-	MISCELLANEOUS

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ARTICLE 1 - LIMITATION OF LIABILITY AND INDEMNIFICATION

A.	Total Liability. The total liability of CFM for any and all claims, whether in contract, warranty, tort (including negligence but excluding willful misconduct), product liability, patent infringement or otherwise, for any damages arising out of, connected with or resulting from the Service Agreement or the performance or non-performance of any Service or from the manufacture, sale, Redelivery, resale, repair, overhaul, replacement or use of the Engine or any item or part thereof, will not exceed: (i) the price allocable to the repaired or overhauled item, part or Service which gives rise to the claim; or (ii) the value of the Engine which gives rise to the claim, whichever is greater. Notwithstanding the foregoing, in no event will CFM or AVIANCATACA have any liability hereunder, whether as a result of breach of contract, warranty, tort (including negligence but excluding willful misconduct), product liability, patent infringement or otherwise, for any special, consequential, incidental, resultant or indirect damages, (including, without limitation, loss of: use, profit, revenue or goodwill) or punitive or exemplary damages.

In no event will CFM have any liability hereunder, whether as a result of breach of contract, warranty, tort (including negligence but excluding willful misconduct), product liability, patent liability, or otherwise, for the design, material, workmanship, engineering defects or product liability and any damages whatsoever, including damages to personal property and for personal injury or death, caused in any way by the manufacturer of the parts, LRU’s, components or material, thereof, or related thereto, provided that this in no way limits the liability of CFM for third party claims or under any General Terms Agreement or Letter Agreement to which CFM and AVIANCATACA are parties.

In the event AVIANCATACA uses non-CFM parts or non-CFM approved LRU’s, parts or repairs in an Engine and such LRU’s, parts or repairs cause personal injury, death or property damage to third parties, AVIANCATACA shall indemnify and hold harmless CFM from all claims and liabilities associated therewith. The preceding indemnity shall apply whether or not CFM was provided a right under this Service Agreement to remove such LRU’s, parts or repairs, and irrespective of the exercise by CFM of such right.

B.	Definition. For the purpose of this Article 1, the term “CFM” is deemed to include CFM and its parent and affiliated companies, the subcontractors and suppliers of any Services furnished hereunder, and the directors, officers, employees, agents and representatives of each.

ARTICLE 2 - TERMINATION

A.	Termination Events. The Service Agreement may be terminated as follows:

Late Payment. In the event that AVIANCATACA fails to make payments to CFM within the time periods specified herein, CFM may terminate all or any portion of this Service Agreement upon thirty (30) days written notice to AVIANCATACA, unless AVIANCATACA cures such failure within such period following receipt of this notice.

Insolvency. Either Party may terminate or suspend performance of all or any portion of this Service Agreement if the other Party: (A) makes any agreement with creditors due to its inability to make timely payments of its debts; (B) enters into bankruptcy or liquidation, whether compulsory or voluntary; (C) becomes insolvent; or (D) becomes subject to the appointment of a receiver of the whole or material part of its assets. If such termination should occur, the defaulting Party will not be relieved of its obligations hereunder.

Material Breach. Either Party may terminate this Service Agreement upon ninety (90) Days written notice to the other for failure to comply with any material provision of this Service Agreement unless the failure has been cured prior to such ninety (90) Days (except for late payment, as described in Paragraph A.1 above).

B.	Activity After Termination. In the event the Service Agreement is terminated, the following shall cumulatively apply, in addition to any other right or remedy allowable under this Service Agreement or applicable law:

Payment for Services Performed. In the event of termination of this Service Agreement for any reason, AVIANCATACA will pay CFM for all Services or work performed by or caused to be performed by CFM up to the time of such termination under the applicable terms and prices of this Service Agreement including all costs, fees, and charges incurred by CFM in providing support and material under this Service Agreement, including lease engines.

Reconciliation. In addition to the above, the terms of the reconciliation under the removal of Engines provisions of Article 12 of the Service Agreement will apply.

Work in Process, Redelivery of AVIANCATACA’s Engines. Upon the termination or expiration of this Service Agreement, CFM will complete all work in process in a diligent manner and Redeliver all Engines, parts and related documentation, provided that AVIANCATACA (a) has paid in full all charges for all such Services and material, plus all costs, fees and penalties, incurred by CFM in providing support, including any lease engines, and (b) has returned all lease engines provided under this Service Agreement.

ARTICLE 3 - TAXES

A.	Taxes, Duties, or Charges. In addition to the price for the Services, AVIANCATACA agrees to pay, upon demand, all taxes (including, without limitation, sales, use, excise, turnover or value added taxes), duties, fees, charges or assessments of any nature (but excluding any income taxes) (hereinafter “Taxes”) assessed or levied in connection with performance of this Service Agreement.

B.	Reimbursement/Refund. If payment of any such Taxes is made by CFM (or the applicable affiliated company), AVIANCATACA will reimburse CFM (or the applicable affiliated company) upon demand, such reimbursement excluding, inter alia, penalties and interests which could have been levied against CFM (or the applicable affiliated company). AVIANCATACA will use all reasonable efforts to obtain a refund thereof. If all or any part of any such Taxes is refunded to CFM, CFM (or the applicable affiliated company) will repay to AVIANCATACA such part thereof as CFM (or the applicable affiliated company) refunded.

C.	Withholdings. All payments by AVIANCATACA to CFM (or the applicable affiliated company) under this Service Agreement will be free of all withholdings of any nature whatsoever, except to the extent otherwise required by law, and if any such withholding is so required, AVIANCATACA will pay an additional amount such that after the deduction of all amounts required to be withheld, the net amount received by CFM (or the applicable affiliated company) will equal the amount that CFM (or the applicable affiliated company) would have received if such withholding had not been required. If the aforementioned mechanism contradicts the law of country United States of America, the Parties shall amend this Service Agreement in order to increase the respective prices and amounts provided for by this Service Agreement so that the initial prices and amounts are preserved.

ARTICLE 4 - EXCUSABLE DELAY

A.

Excusable Delay. Either Party will be excused from, and will not be liable for, any delay in performance or failure to perform hereunder (except for the obligation to pay money or credit or debit an account which will not be excused hereunder), and will not be deemed to be in default for any

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delay in or failure of performance hereunder due to causes beyond its reasonable control. Such causes will be conclusively deemed to include, but not be limited to acts of God, fire, terrorism, war (declared or undeclared), severe weather conditions, earthquakes, epidemics, material shortages not caused by any CFM act or failure to act, insurrection, acts or omissions of the other Party, any act or omission by any governmental authority, strikes, labor disputes, acts or threats of vandalism or terrorism (including disruption of technology resources), or transportation shortages (each an “Excusable Delay”). The time of performance shall be extended for a period equal to the time lost by reason of delay, including time to overcome the effect of the delay, without discriminating against the non-delayed Party.

B.	Continuing Obligations. Article 4.A will not, however, relieve either Party from using its commercially reasonable efforts to avoid or remove such causes of delay and continue performance with reasonable dispatch when such causes are removed. During the period of an Excusable Delay, CFM will have the right to invoice AVIANCATACA for Services actually performed.

C.	Extended Delay Termination. If delay resulting from any of the foregoing causes extends for more than six (6) months and the Parties have not agreed upon a revised basis for continuing the Services, including any adjustment of the price, then either Party, upon thirty (30) Days written notice to the other, may terminate the purchase order that covers the delayed Services.

ARTICLE 5 - [*]

[*]

ARTICLE 6 - NON DISCLOSURE

A.	Non-Disclosure. Unless the Parties otherwise agree herein or further in writing, any of the terms of the Service Agreement or any knowledge, information or data which the Parties have or may disclose to each other shall be held in confidence and may not be either disclosed or used for any purpose, except:

1.	To the extent required by government agencies and courts for official purposes, disclosure may be made to such agencies and courts. In such event, a suitable restrictive legend limiting further disclosure shall be applied.

2.	The existence of the Service Agreement and its general purpose only may be stated to others by either of the Parties without approval from the other.

3.	CFM may disclose the same to its parents, affiliates, subsidiaries, joint venture participants, engineering service provider, or consultants as needed to perform the Services provided under this Service Agreement.

The preceding clause will not apply to information which (1) is or becomes part of the general public knowledge or literature otherwise than as a result of breach of any confidentiality obligation, or (2) was, as shown by written records, known to the receiving Party prior to receipt from the disclosing Party.

B.	Intellectual Property. Nothing contained in this Service Agreement will convey to either Party the right to use the trademarks of the other, or convey or grant to either Party any license under any patent owned or controlled by the other Party.

C.	Press Releases. In addition, neither Party will issue any press nor other media release or make any public statement with respect to this Service Agreement without the prior written approval of the other Party, as to the fact and the content of any such media release or public statement.

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ARTICLE 7 - GOVERNMENTAL AUTHORIZATION & EXPORT SHIPMENT

AVIANCATACA shall be the importer and/or exporter of record and shall be responsible for the timely application for, obtaining and maintaining any required authorization, such as export license, import license, exchange permit or any other required governmental authorization relating to the Engine, and shall be responsible for complying with all U.S., French and other foreign government licensing and reporting requirements. At AVIANCATACA’s request and expense, CFM will assist AVIANCATACA in its application for any required U.S. or French export licenses. CFM will not be liable if any authorization is not renewed or is delayed, denied, revoked or restricted, and AVIANCATACA will not thereby be relieved of its obligation to pay for Services performed by CFM. All transported Engines will be subject to the U.S. Export Administration Regulations and/or International Traffic in Arms Regulations and (ii) the French export control regulations. AVIANCATACA agrees not to dispose of U.S. or French origin items provided by CFM other than in and to the country of ultimate destination and/or as identified in an approved government license or authorization, except as said laws and regulations may permit.

ARTICLE 8 - WAIVER OF IMMUNITY

To the extent that AVIANCATACA or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, AVIANCATACA hereby irrevocably waives the application of such immunity and particularly, the U.S. Foreign Sovereign Immunities Act, 28 U.S.C. 1602, et. seq., and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Service Agreement or the subject matter hereof. Such agreement shall be irrevocable and not subject to withdrawal in any and all jurisdictions.

ARTICLE 9 - NOTICES

A.	Acknowledgement. Any notices under this Service Agreement shall be in writing and be delivered or sent by mail, express/shipping service or electronic transmission to the respective Parties at the following addresses, which may be changed by written notice:

TO:

AVIANCATACA Holding S.A.		CFM INTERNATIONAL Inc.

	Av Calle 26 No. 59-15, Piso 10	6440 Aviation Way
	Bogotá, Colombia	West Chester, Ohio 45069 USA

Attn:	Secretary	Attn.: CFM Services General Manager
Facsimile Number: (57)1 423-5500 ext 2522
Telephone Number: (57)15877700 ext 2522

AND

Centro Administrativo, Avenida El Dorado, Bogota, Colombia
Att.:	Engineering Director and Power Plan Manager

B.

Effect of Notices. Notices will be effective and will be deemed to have been given to (or “received by”) the recipient: (A) upon delivery, if sent by courier, express mail, or delivered personally; (B) on the

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next business day following receipt, if sent by facsimile with a receipt of confirmation; or (C) on the fifth (5th) business day after posting (or on actual receipt, if earlier) in the case of a letter sent prepaid first class mail. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as described in this Article 9. Whenever words such as “advise”. “inform” or similar words are used, they mean the use of informal information provided to lower-level operating managers.

ARTICLE 10 - LIENS

A.	[*]

B.	Enforcement. If AVIANCATACA fails to tender any payment owing under this Service Agreement and CFM initiates foreclosure with respect to any Engine pursuant to a mechanic’s lien, then AVIANCATACA agrees to supply to CFM all records, log books and other documentation pertaining to the maintenance condition of the Engine reasonably available to it, and a certificate either (i) certifying that the Engine has not been involved in any Aircraft Accident or Incident or (ii) specifying the date and facts surrounding any Accident or Incident in which the Engine has been involved and the nature and extent of the damage sustained (such records, log books, certificate and other documentation referred to hereinafter as the “Engine Documents”). The Parties recognize that the failure by AVIANCATACA to deliver the Engine Documents may have a material, adverse effect on the value of any Engine with respect to which foreclosure has been initiated by CFM and the ability of CFM to sell or lease the Engine, and that the damages CFM may sustain as a result are not readily calculable.

ARTICLE 11 – APPLICABLE LAW – DISPUTE RESOLUTION

A.	Applicable Law. This Service Agreement shall be construed, interpreted and applied, and the legal relations between the Parties determined, in accordance with the laws of the State of New York (U.S.A.). The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Service Agreement

B.	Dispute Resolution. If any dispute arises relating to this Service Agreement, the Parties will endeavor to resolve the dispute amicably, including by designating senior managers who will meet and use commercially reasonable efforts to resolve any such dispute. If the Parties’ senior managers do not resolve the dispute within sixty (60) days of first written request, either Party may request that the dispute be settled and fully and finally determined by binding arbitration, in accordance with the International Chamber of Commerce pursuant to its rules of Conciliation and Arbitration, by one or more arbitrators appointed in accordance with said rules. The place of arbitration and hearings shall be Miami, Florida, USA. The arbitration shall be in English and the opinion shall be rendered in English. The arbitration award shall be final and binding by any Party in any court of competent jurisdiction, and shall waive any claim appeal whatsoever against it. The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing Party’s actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Service Agreement. All statements made or materials produced in connection with this dispute resolution process and arbitration are confidential and will not be disclosed to any third party except as required by law or subpoena. The Parties intend that the dispute resolution process set forth in this Article 11 will be their exclusive remedy for any dispute arising under or relating to this Service Agreement or its subject matter.

C.	Exception. Either Party may at any time, without inconsistency with this Article, seek from a court of competent jurisdiction any equitable, interim or provisional relief to avoid irreparable damage. This Article will not apply to and will not bar litigation regarding claims related to a Party’s proprietary or intellectual property rights, nor will this Article be construed to modify or displace the ability of the Parties to effectuate any termination contemplated in Article 2.

ARTICLE 12 - MISCELLANEOUS

A.	Assignment of Agreement. This Service Agreement, any related purchase order or any rights or obligations hereunder may not be assigned, in whole or in part, without the prior written consent of the other Party, except that AVIANCATACA’s consent will not be required for an assignment by CFM to one of CFM’s parent companies. In the event of any such assignment, AVIANCATACA will be so advised in writing. Any assignment in contradiction of this clause will be considered null and void.

B.	Beneficiaries. Except as otherwise expressly provided to the contrary, the rights herein granted and this Service Agreement are for the benefit of the Parties hereto and are not for the benefit of any third person, firm or corporation, except as expressly provided herein with respect to GE and Snecma.

C.	Survival Of Certain Clauses. The rights and obligations of the Parties under the following Articles of this Service Agreement as amended and related Exhibits shall survive the expiration, termination or completion of this Service Agreement:

•	Warranty and Limitation of Liability

•	Limitation of Liability and Indemnification

•	Taxes

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•	Patents

•	Non Disclosure

•	Governmental Authorization & Export Shipment

•	Waiver of Immunity

•	Applicable Law - Dispute Resolution

•	Miscellaneous

D.	General Rules of Contract Interpretation. Article and paragraph headings contained in this Service Agreement are inserted for convenience of reference only and do not limit, affect or restrict in any way the meaning and the interpretation of this Service Agreement. Words used in the singular shall have a comparable meaning when used in the plural and vice versa, unless the contrary intention appears. Words such as “hereunder”, “hereof” and “herein” and other words beginning with “here” refer to the whole of this Service Agreement, including amendments. References to Articles, Sections, Paragraphs or Exhibits will refer to the specified Article, Section, Paragraph or Exhibit of this Service Agreement unless otherwise specified.

E.	Language. The English language will be used in the interpretation and performance of this Service Agreement. All correspondence and documentation arising out of or connected with this Service Agreement and any related purchase order(s), including Engine records and Engine logs, will be in the English language.

F.	Severability. The invalidity or unenforceability of any part or provision of this Service Agreement, or the invalidity of its application to a specific situation or circumstance, shall not affect the validity legality and enforceability of the remainder of this Service Agreement, or its application to other situations or circumstances. In addition, if a part of this Service Agreement becomes invalid, the Parties will endeavor in good faith to reach agreement on a replacement provision that will reflect, as nearly as possible, the intent of the original provision.

G.	Non-Waiver. Any failure or delay in the exercise of rights or remedies hereunder will not operate to waive or impair such rights or remedies. Any waiver given will not be construed to require future or further waivers.

H.	Currency Judgment. This is an international transaction in which the specification of United States Dollars is of the essence. No payments required to be made under this Service Agreement will be discharged by payments in any currency other than United States Dollars, whether pursuant to a judgment, arbitration award or otherwise.

I.	No Agency Fees. Each Party represents and warrants to the other that no officer, employee, representative or agent of it has been or will be paid a fee or otherwise has received or will receive any personal compensation or consideration by or from the other Party in connection with the obtaining, arranging or negotiation of this Service Agreement or other documents entered into or executed in connection herewith.

J.	No Agency. Nothing in this Service Agreement will be interpreted or construed to create a partnership, agency or joint venture between CFM and AVIANCATACA.

K.	Titles/Subtitles. The titles and subtitles given to the sections of the Service Agreement are for convenience. They do not limit or restrict the context of the article or section to which they relate.

L.	Entire Agreement ; Modification. This Service Agreement, together with its Exhibits and any amendment (or Letter Agreement relating hereto, if any), contains and constitutes the entire understanding and agreement between the Parties respecting the subject matter hereof, and supersedes and cancels all previous negotiations, pre-existing agreements, commitments and writing in connection herewith. This Service Agreement may not be released, discharged, abandoned, supplemented, modified or waived, in whole or in part, in any manner, orally or otherwise, except by a writing of concurrent or subsequent date signed and delivered by a duly authorized officer or representative of each of the Parties hereto making specific reference to this Service Agreement and the provisions hereof being released, discharged, abandoned, supplemented, modified or waived.

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M.	Counterparts. This Service Agreement may be executed in one or more counterparts, all of which counterparts will be treated as the same binding agreement, which will be effective as of the date set forth on the first page hereof, upon execution by both Parties and delivery by each Party hereto to the other Party of one or more such counterparts. Delivery of an executed counterpart of a signature page to this Service Agreement by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart.

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EXHIBIT J: [*]

SERVICES

[*]. GE On Wing Support, at their sole discretion, may Subcontract or Assign Services to any provider that is properly certified and rated by the Approved Aviation Authority. All Services provided shall be in accordance with its standard commercial quality control policies, procedures, and practices. A turn-time estimate for each workscope for acceptance by Customer prior to beginning of Services will be provided.

FIXED WORKSCOPE PRICING

[*]

Above pricing does not include consumables.

Other pricing applicable for Engine maintenance provided by GE On Wing Support, Inc

A.	Workscope Pricing and Deployment

1)	Customer signature on quote and Work Authorization is required prior to deployment by GE On Wing Support.

2)	If additional workscopes not listed in the fixed price workscope schedule are required, they will be priced and quoted prior to beginning of work. The fixed rate workscope schedule pricing covers all technician repair activity, preparation and deprep requiring normal manpower and tooling in normal work conditions. Reasonable additional charges may apply for unusual engine or work conditions.

3)	Customer shall ensure that, if required, the Approved Aviation Authority shall grant us approval equivalent to the terms of approval already granted to us by the FAA to carry out any necessary on-wing repair or other maintenance service. We must receive any such required approval prior to the commencement of Service.

4)	For Services performed at a location other than a station owned by GE On Wing Support, Inc. at the direction of Customer, the following deployment charges may be accessed unless a fixed price is agreed for a specific deployment:

a)	[*]

5)	[*]

6)	Engine Unloading/Loading/Prep-To-Ship Fee is applicable to all engines that must be unloaded and prepped for shipment by OWS.

7)	[*]

8)	Parts ordered for agreed workscope will be per standard Unit Pack Quantity (UPQ); parts not consumed as part of the agreed workscope will be turned over to Customer.

9)	When GE OWS agrees to deploy technicians to facilities designated by Customer, it may, at its option, make arrangements to provide security for its and its affiliates’ employees to the extent it views it necessary to meet a potential security threat or situation. Customer agrees to bear all reasonable additional cost for security arrangements.

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B.	[*]

[*]

C.	[*]

[*]

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